EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP, LLC

Date of Event Requiring Statement: February 9, 2021

Issuer Name and Ticker or Trading Symbol: CHK

PARTNERS LIMITED

By:	/s/ Brian Lawson
Name:	Brian Lawson
Title:	Director

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Jessica Diab
Name:	Jessica Diab
Title:	Vice President - Legal & Regulatory

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE FUND GP I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE FUND GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President